SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2010

AXCESS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11933	85-0294536
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

16650 Westgrove Drive, Suite 600, Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (972) 407-6080

Former Address: 3208 Commander Drive, Carrollton, Texas	75006
(Former address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 22, 2010, Axcess International received $100,000 as part of a Convertible Debt financing. The terms include a 5% coupon and a conversion option to common stock at $.10 per share.  An equal amount of warrants to buy common stock are also included, priced at $.10 each.  The financing also takes on $247,500 in obligation from the previous 2010 B Convertible Debt Financing initiated in July 2010 which is being retired.  The first tranche is part of a total commitment of approximately $500,000 of new investment from existing shareholders.  The total amount of the new financings are targeted to yield $1 million in incremental cash for the Company over the next 5 months. The funds received were applied to operating costs, including delayed payrolls of which three remain outstanding at this time, and to product shipments against the order backlog.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS INTERNATIONAL, INC.
(Registrant)

October 28, 2010	/s/ ALLAN GRIEBENOW
(Date)	Allan Griebenow
President and Chief Executive Officer